Exhibit 10.1

                               BOARD FEE DEFERRAL


THIS AGREEMENT, made and entered into this 1st day of January, 1990 by and between First Banking Center, a Wisconsin corporation (the "Bank"), Melvin Wendt, a resident of Racine County, Wisconsin (the "Employee") .

WITNESSETH THAT:

WHEREAS, the Bank, as an inducement to the Director to continue his Directorship with the Bank, and the Director, as evidence of his acceptance of the terms and conditions of such directorship, desire to enter into this Agreement;

NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

1. Director Benefits. In addition to such other compensation as may be agreed upon from time to time between the Bank and the Director, the Bank shall also pay to, or with respect to, the Director, in accordance with the terms of this Agreement, benefits as follows:

1.1  Retirement Income.

1.11 When Available. Provided the Director remains Director of the Bank until the Director's Age 65, then commencing on the first day of the following month the Bank shall pay to him monthly retirement income in the amount and form described below.

1.12 Conditions. Payment of retirement income is not conditioned upon a requirement that the Director perform any services of any type after the date of commencement of the monthly retirement income payments. Should the Director nevertheless elect to perform any services, if requested by the Bank's Board of Directors, those services will be regulated by the following:

(a)  Such services will be of a consulting and advisory nature.

(1) It is understood that such services shall not require the Director to be active in Bank's day-to-day activities.

(2) It is further understood that the Director shall be compensated for such services in an amount to be then agreed upon, and shall be reimbursed for all expenses incurred in performing such services.

1.13 Amount. The monthly amount of the retirement income payable to the Director shall be as follows:

If Employment Terminates                           The Monthly
 During the Following                            Retirement Income
   Contract Years:                                   Shall Be:
------------------------                        -------------------
           1                                               0
           2                                               0
           3                                              50
           4                                             100
           5                                             150
           6                                             200
           7                                             250
           8                                             300
           9                                             350
          10                                             400
          11                                             450
          12                                             500
          13                                             550
          14                                             600


1.14 Form. The retirement income shall be payable monthly, with the first payment due on the first day of the month following the Directors Age 65 and on the first day of each month thereafter. The last such, payment shall be the earlier of (a) the payment due on the first day of the month in which the employee shall die, or (b) the one hundred eightieth (180) payment.

1.15 Effect of Death. If the Employee dies before receipt of the one hundred eightieth (180) such monthly payment of retirement income, his Beneficiary shall receive a death benefit pursuant to 1.2 hereof.

1.2 Death Benefits.

1.21 When Available. If the Director dies (whether before or after termination of employment, with the Bank) prior to his receipt of one hundred eighty(180) monthly payments of retirement income, as provided above, the Bank shall pay his "Beneficiary" (as defined in Section 1.24) a death benefit in the amount and form described below.

1.22 Amount. The monthly amount of death benefit shall be $600.

1.23 Form. The death benefit shall be payable monthly to "Beneficiary" (as defined in Section 1.24) with the first payment, due on the first day of the month following the Director's death. The total number of such monthly payments shall be one hundred eighty (180) less the number of monthly retirement income payments, if any, received by the Director under Section
     1.1 of this Agreement. For this purpose, the amount of each such monthly payment received by the Director shall be irrelevant (that is, in all cases, the monthly death benefit shall be $600).

1.24 Beneficiary. For purposes of this Agreement, the Beneficiary shall be the surviving spouse of the Director or, if the Director is not survived by a spouse, the Beneficiary designated by the Director in a writing delivered to the Named Fiduciary (as defined in Section 10) of the Bank. Such designation may be changed or revoked by the Director at any time by a similar writing delivered to said Named Fiduciary; but no such designation, change or revocation shall be effective unless it is delivered to said Named Fiduciary during the Director's lifetime. If the Director has failed to so designate a Beneficiary or, having revoked a prior Beneficiary designation, has failed to designate a new Beneficiary, or if the Director's Beneficiary designation fails, in whole or in part, by reason of the prior death of a designated Beneficiary or for any other cause, then the death benefit or the portion thereof as to which such designation fails, as the case may be, shall be paid to the legal representative of the Director' s estate for the benefit of the Director's estate. The right of the Director's beneficiary, or in the event the Director has otherwise specified in his designation, any Beneficiary designated by him shall become fixed as of the Director's death, so that if a Beneficiary survives the Director but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate for the benefit of that Beneficiary's estate.

     Disability Benefits. In the event of total disability and if the Director will be relieved of Director's fees, the Director will be relieved of payment of the deferral amount; however, the Director will receive the vested portion of Retirement benefits or Death Benefits calculated at Director's time of total disability.

2. Director a General Creditor. The obligation of the Bank to make the payments described in the Agreement constitutes merely the unsecured (but legally enforceable) promise of the Bank to make such payments, and the Director shall have no lien or prior claim upon any property of the Bank.

3. Other Benefits. The provisions of this Agreement shall not give the Director any right to be retained in the directorship of the Bank. This Agreement shall not replace any other Director's contracts, whether oral or written, between the Bank and the Director but shall be considered a supplement thereto. Nothing contained herein shall in any way limit the Director's right to participate in or benefit from any pension, profit sharing or other retirement plan for which he is, or may become eligible, by reason of his Directorship.

4. Payment of Benefits. All payments provided for by this Agreement shall be made in conformity with the regular payroll procedures in use by the Bank at the time of payment. Notwithstanding anything to the contrary herein provided, any benefit hereunder may be paid in lump sum, quarterly, semi-annually or annually, in the sole discretion of the Bank (any payments so accelerated shall be discounted at the rate of eight percent (8%) per annum, compounded annually).

5. Binding Effect of Agreement. This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors, executors and administrators. If the Bank becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of the Bank or its successors in interest.

6. Non-Transferability of Benefits. None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against the Director or any Beneficiary; nor shall the Director or any Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undisturbed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by the Director to the Bank.

7. Withholding. Notwithstanding any of the foregoing provisions hereof, the Bank may withhold from any payment to be made hereunder (and transmit to the proper taxing authority) such amounts as it may be required to withhold under any applicable federal, state or other law.

8. Status. This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of Wisconsin.

9. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original without the production of the others, but all of which together shall constitute one and the same instrument.
..

10.  Named Fiduciary and Claims Procedure.

10.1 The Named Fiduciary under this Agreement is the President of the Bank.

10.11The business address and telephone number of the Named Fiduciary under this Agreement is: Roman Borkovec.

10.12 The Bank shall have the right to change the Named Fiduciary. The Bank shall also have the right to change the address and telephone number of the Named Fiduciary. The Bank shall give the Director written notice of any change of the Named Fiduciary or any change in the address and telephone number of the Named Fiduciary.

10.2 Benefits shall be paid in accordance with the provisions of this Agreement. The Director, a Beneficiary or any other person claiming through the Director or a Beneficiary, as the case may be, (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Agreement. This written claim shall be mailed or delivered to the Named Fiduciary.

10.3 If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall exceed not more than ninety (90) days after the receipt of the claim by the Named Fiduciary.

10.4 The Named Fiduciary shall provide a written notice to every Claimant who is denied a claim for benefits under this Agreement. The notice shall set forth the following information:

(a)  the specific reasons for the denial;

(b) the specific reference to the pertinent provisions of this Agreement on which the denial is based;

(c) a description of any additional material or information necessary for the Claimant to perfect the claims and an explanation of why such material or information is necessary; and

(d) appropriate information and explanation of the claims procedure under this Agreement to permit the Claimant to submit his claim for review.

     All of this information shall be set forth in the notice in a manner calculated to be understood by the Claimant.

10.5 The claims procedure under this Agreement shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get full and fair review of that decision from the Named Fiduciary.

10.51The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within ninety (90) days after receipt by the Claimant of the written notice of denial.

10.52 The Claimant shall have the following rights under this appeal procedure:

(a)  to request a review upon written application to the Named Fiduciary

(b) to review pertinent documents with regard to the benefits payable under this Agreement;

(c)  to submit issues and comments in writing;

(d) to request an extension of time to m ake a written submission of issues and comments; and

(e)  to request that a hearing be held to consider Claimant's appeal.

10.6 The decision on the review of the denied claim shall promptly be made by the Named Fiduciary:

(a) within sixty (60) days after the receipt of the request for review if no hearing is held or;

(b) within one hundred twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

(1) If an extension of time is necessary in order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing.This notice shall be given prior to any extension.

(2) The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on the Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.


10.7 The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.

10.8 The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Section 10.6. This written decision on review shall contain the following information;

(a)  the decision(s);

(b)  the reasons for the decision(s); and

(c) specific references to the provision of this Agreement on which the decision(s) is/are based.

     All of this information shall be written in a manner calculated to be understood by the Claimant.

11.0 In the event that the claims procedure outlined in this Agreement (Section 10 and all subdivisions therein) is used by the parties, but does not resolve any dispute which may exist, then, in that event, the dispute shall be submitted to mandatory binding arbitration before the American Arbitration Association, with both parties, or all parties, to split the costs of such arbitration on an equal basis.

IN WITNESS WHEREOF, the individual party has hereunto set his hand and the corporate party hereto has caused these presents to be executed by its proper officer thereunto duly authorized and its corporate seal to be hereunto affixed, all as of the day and year first above written.



In Presence of:                                     /s/Roman Borkovec
                                                    PRESIDENT


                                                    /s/Melvin W. Wendt
(Corporate Seal)                                    DIRECTOR

Exhibit 10.2

                              DIRECTORS PENSION AND
                             DEATH BENEFIT AGREEMENT


AGREEMENT  made this 10th day of April,  1990 between  FIRST BANKING  CENTER,  a
Wisconsin banking corporation, ("Bank") and Melvin W. Wendt, ("Director") a director of said corporation.

In consideration of the agreements contained herein and pursuant to the action of the Board of Directors of First Banking Center taken on January 8, 1990, the parties agree as follows:

1. Pension Plan Established. As additional consideration for serving on Bank's Board of Directors, Bank shall pay Director a pension benefit upon Directors reaching the age of 65 years.

2.   Accrued  Benefit.  The  pension  benefit  shall  accrue  at the rate of Ten
     Thousand Dollars ($10,000.00) for each full year Director serves on the board for the first six (6) years of service. Upon completing six (6) full years of service, Director shall be entitled to ten (10) annual payments of Ten Thousand Dollars ($10,000.00) each.

3. Payment of Benefits. Payments shall commence in January of the year following the year in which Director attains the age of 65 years. Directors serving less than 6 years shall receive a $10,000.00 annual payment for each full year of service as a director. Directors serving a full 6 years shall receive 10 annual payments of $10,000.00.

4. Past Service Counted. In determining the number of annual payments to be made pursuant to this agreement, Director's services prior to the date of this agreement shall be counted.

5. Death of Director. In the event of the death of Director before any pension payments are due, or after payments have commenced, the scheduled payments shall be made or continue to be made as specified in paragraph 3. above to a beneficiary designated in writing by Director, or to Director's estate. The death of a director shall not accelerate the payments required to be made hereunder.

6. Beneficiary. Director may designate or change a beneficiary for the benefits payable hereunder, in writing delivered to Bank, at any time before death. If no such beneficiary is designated, or if no designated beneficiary shall survive Director, the required payments shall be paid to Director's estate.

7. No Trust. Nothing contained in this agreement and no actions taken pursuant to the provisions of this agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Bank and Director, his designated beneficiary, estate or any other person.

8. Insurance. Director shall cooperate in applying for and processing a life insurance policy on his life with such company and in such amount as Bank shall direct. Bank shall be the owner and beneficiary of such policy and shall pay all premiums thereon. Director shall have no interest in such policy or the proceeds thereof. The purpose of the insurance policy is to create a general fund out of which to pay the benefits contracted to be paid pursuant to this and other similar agreements. Any fund created by such insurance proceeds shall be and remain the sole and exclusive property of the Bank and may be invested, reinvested and utilized as the Board of Directors of Bank shall from time to time determine. The benefits provided herein are not contingent upon the issuance of a life insurance policy and shall be payable even if Director is determined to be uninsurable.

9. Benefits Non-Assignable. The benefits payable under this agreement shall not be assigned, transferred, pledged or encumbered except by will or the laws of intestate succession.

10. Incapacity of Beneficiary. If Bank determines that any person to whom any payment is payable under this agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Bank to have incurred expenses for such beneficiary, in accordance with paragraph
     3. above. Any such payment, made in good faith, shall be a complete discharge of Bank's liability under this agreement.

11. Bank's Powers and Liabilities. The Bank shall have the power and authority to interpret and administer this agreement in accordance with its terms. In the event any question arises regarding the interpretation or construction of any provision or action taken or to be taken, the management of Bank may submit it to the Board of Directors, whose determination shall be binding and conclusive for all purposes. No member of the Board, nor officer of the Bank, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this agreement unless attributable to willful misconduct or lack of good faith.

12. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and Bank's successors and assigns and Director's heirs, personal representatives and beneficiaries.

13. Governing Law. This agreement shall be construed in accordance with and be governed by the laws of the state of Wisconsin.

14. Compliance with Current Law. The parties in tend that this agreement comply with the provisions of the Internal Revenue Code and Regulations in effect at the time of its execution as such regulations pertain to non-exempt pension plans. If at any later date the laws of the United States or the State of Wisconsin are changed or construed to make this agreement null and void, it shall be given effect in a manner which shall best carry out the parties' purposes and intentions.

15. Entire Agreement. This agreement supersedes all other agreements previously made between the parties relating to its subject matter. This agreement shall not affect any separate agreement or resolution of the Board of Directors of Bank regarding annual directors' fees.

16. Non-Waiver. No delay or failure of either party to exercise any right under this agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

17. Authority. Bank's authority to enter into and be bound by this agreement is based on the action of the Board of Directors taken at its January 8, 1990 meeting.

18. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Bank has caused this agreement to be executed by its duly authorized officers and Director has signed the same as of the date first set forth above.

                                                    FIRST BANKING CENTER

                                                    /s/ Roman Borkovec
                                                    President
                                                    /s/ John S. Smith
                                                    Secretary
                                                    /s/ Melvin W. Wendt
                                                    Director

Exhibit 10.3

                              EMPLOYMENT AGREEMENT

This Agreement made and entered into this 6th day of October, 1997, by and between BRANTLY CHAPPELL (hereinafter called "Employee") and FIRST BANKING
CENTER, INC., a Wisconsin Business Corporation functioning as a bank holding company with several subsidiary banking corporations located and doing business in Southeastern and Southcentral Wisconsin (hereinafter called "Employer").

                                   WITNESSETH

WHEREAS, Employer desires to employ the Employee and to set forth the principal terms and conditions of the Employee's employment, and the Employee desires to be employed by the Employer on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms, conditions, mutual promises and covenants herein set forth, the parties agree as follows:

1. Employment and Duties. During the Employment Period (as herein defined), Employer employs Employee, and Employee agrees to serve as President and Chief Executive Officer of Employer. In that capacity Employee shall perform such duties as are set forth in the Bylaws of Employer and as may, from time to time, be determined by the Board of Directors. Such duties shall include, among others, establishment of long term goals and strategies for Employer and its subsidiaries; supervision and integration of operations of Employer and subsidiaries and serving as ongoing liaison between Employer and its subsidiaries and between subsidiaries; oversight and coordination of Employer's and subsidiaries' management personnel; tax planning; investment planning and such other duties as are customarily performed by persons serving in similar capacities at other bank holding companies. During the Employment Period, the Board of Directors may modify Employee's duties and responsibilities consistent with continued executive status. During the Employment Period, Employee shall devote his entire working time to the business and affairs of Employer as is required to carry out his duties and responsibilities. During the Employment Period and for one (1) year after its termination, Employee shall not engage in any activity, directly or indirectly, which is competitive with or adverse to the business of Employer or its subsidiaries, whether acting alone or as an officer, director, partner, employee, advisor, consultant or agent of any other business, unless agreed in writing.

2. Employment Period. The Employment Period shall commence on November 10, 1997, and shall continue for a period of twenty-four (24) months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall automatically renew for an additional year, such that the remaining term shall always be two (2) years, unless written notice is provided by either party at least sixty (60) days prior to any such anniversary date that the Agreement shall terminate at the end of twelve (12) months following such anniversary date. The initial twenty-four (24) month period and annual renewal periods, if any, shall collectively constitute the Employment Period.

3.   Compensation.

A. Salary. As compensation for services rendered during the Employment Period, Employer shall pay Employee the greater of (i) $165,000.00 annually or (ii) compensation as may be fixed from time to time during the Employment Period by the directors of Employer. Payment shall be made in equal bi-weekly installments.

B. Other Benefits. During the Employment Period, Employer shall provide to Employee, in addition to salary, such other benefits of employment as are made generally available to executive officers of Employer or its subsidiaries. Such benefits shall include participation in any group health, life, disability or similar insurance program and in any pension, profit-sharing, deferred compensation or other similar retirement program subject, however, to the Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered. Employee shall also have the right to participate in any stock option, stock purchase or stock appreciation rights plans made available to other officers of Employer and its subsidiaries.

C. Stock Option Award. On or before the December 31, 1997, the Employer shall grant the Employee an option, s ubstantially in the form attached to this Agreement as Exhibit A, to purchase 2,000 shares of common stock of Employer pursuant to the terms and conditions of Employer's 1994 Incentive Stock Plan.

     On or before December 31, 1998, Employer shall grant the Employee an option, substantially in the form attached to this Agreement as Exhibit A, to purchase 2,000 shares of common stock of Employer, pursuant to the terms and conditions of Employer's 1994 Incentive Stock Plan. Such options shall be granted provided employment requirements for granting incentive stock options under the Internal Revenue Code are met.

D. Additional Benefits. In addition to other compensation and benefits payable under this Section 3, Employee shall be entitled to receive the payments and benefits set forth in Exhibit B which is attached to and incorporated into this Agreement.

     Nothing contained herein shall be construed as granting Employee the right to continue in any benefit plan or program(except to the extent of previously earned or vested rights) following a valid and lawful termination or discontinuation of such plan or program.

4. Termination. This Agreement may be terminated, subject to payment of the compensation and other benefits, if any, described below, upon occurrence of any of the events described herein. The date on which Employee ceases to be employed under this Agreement, after giving effect to the period of time specified in any notice requirement, is referred to as the "Termination Date."

A. Death; Disability; Retirement. This Agreement shall terminate upon the death, disabilityor retirement of Employee. As used in this Agreement, "disability" means Employee's inability, as the result of physical or mental incapacity, to substantially perform his duties for a period of 180 consecutive days. If the Employee and Employer cannot agree as to existence of a disability, the determination shall be made by a qualified independent physician acceptable to both parties or, alternatively, by a physician designated by the president of the medical society for the county in which Employee resides. The costs of any such medical examination shall be borne by the Employer. If Employee is terminated due to disability, he shall be paid 100 % of his salary at the rate in effect at the time notice of termination is given for one year. Such amount is to be paid in substantially equal monthly installments and offset by any payments actually received by Employee from: (i) any disability plans or disability insurance programs provided by the Employer and (ii) any governmental, social security or workers compensation program.

     As used in this Agreement, the term "retirement" shall mean Employee's retirement in accordance with and pursuant to any generally applicable retirement plan of the Employer or its subsidiaries or in accordance with any retirement arrangement established for Employee with his consent.

     If termination occurs as a result of death, disability or retirement, no additional compensation shall be payable to Employee under this Agreement except as specifically provided herein. Notwithstanding anything to the contrary contained herein, Employee shall receive all compensation and other benefits to which he was entitled under Section 3 and the plans and programs provided therein, through the Termination Date and, in addition, shall receive or continue to receive for the remaining portion of the Employment Period all other benefits available to him under any applicable group health, life, disability or similar insurance program as in effect on the date of death, disability or retirement; subject, however, to the Employee's continued qualification for participation in such programs pursuant to the terms and conditions of such programs and plans.

B. Cause. The Employer may terminate Employee's employment under this Agreement for cause at any time, and thereafter Employer shall have no further obligation under this Agreement. Notwithstanding anything to the contrary contained herein, Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under Section 3 and the plans and programs provided therein by reason of employment through the Termination Date.

     For purposes of this Agreement, "Cause" shall mean:

(1) A failure by Employee to substantially perform his duties (other than failure resulting from incapacity) after a written demand by the Board, which demand identifies, with reasonable specificity, the manner in which the Board believes Employee has not substantially performed, and Employee's failure to cure within a reasonable period of time after his receipt of the notice;

(2) A criminal conviction of or plea of nolo contendere by Employee for any act involving dishonesty, breach of trust or a violation of the banking or savings and loan laws of the State of Wisconsin or the United States;

(3) A criminal conviction of or plea of nolo contendere by Employee for the commission of a felony, or misdemeanor which in the judgment of the Employer's Board of Directors is likely to have a materially adverse effect on the business or reputation of the Employee or the Employer, or which substantially impairs the Employee's ability to perform his duties;

(4)  A breach of fiduciary duty by Employee involving personal profit;

(5) A willful violation of any law, rule, or order by Employee (other than traffic violations or similar offenses);

(6) Incompetence, personal dishonesty or material breach of any provision of this Agreement or any willful misconduct by Employee; or

(7) Conduct by the Employee which is demonstrably and materially injurious to the Employer, monetarily or otherwise.

     The existence of "Cause" shall be determined on behalf of Employer by majority vote of the Directors of Employer.

C. Voluntary Termination by Employee. Employee may voluntarily terminate at any time by giving at least ninety (90) days' prior written notice to the Employer. In such event, the Employer shall have no further obligation hereunder, except that Employee shall receive all compensation and other benefits in which he was vested or to which he was otherwise entitled under
     Section 3 and the plans and programs provided therein by reason of his employment through the Termination Date.

D.   Termination by Employee After Change in Control.

(1) For purposes of this Agreement, a "change in control" shall mean and include any transaction or series of transactions pursuant to which any person, acting directly or indirectly, through or in concert with one or more other persons, or any corporation, partnership, association or other business entity, acquires twenty-five percent (25 %) or more of the outstanding stock or substantially all of the assets of Employer or any of its subsidiaries or pursuant to which Employer or any of its subsidiaries shall merge, consolidate or liquidate with or into another Corporation or business entity. "Change in control" shall not refer to or include any subsequent transaction involving only entities controlled directly or indirectly by The Employer.

(2) Employee may, at any time within twelve (12) months following a "change in control," terminate his employment under this Agreement by giving at least ninety (90) days' prior written notice to the Employer.

E. Termination by Employee "For Cause." Employee may terminate his employment under this Agreement by giving at least ninety (90) days' prior written notice to the Employer at any time after the occurrence of any of the following without Employee's express written consent:

(1) Employee is assigned to positions, duties or responsibilities that are materially less significant than the positions, duties and responsibilities provided herein;

(2)  Failure by the Employer to comply with the terms of this Agreement; or

(3) Employee is transferred without his consent to a location other than the current home office of the Employer or to a location which is more than 15 miles from the Employer's current home office.

F. Suspension or Termination Required by Regulatory Agencies. Notwithstanding any other provision in this Agreement:

(1) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served by an appropriate regulatory agency, the Employer's obligations under the Agreement shall be suspended as of the date of service of the notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall: (i) pay Employee all of the compensation withheld while its obligations under this Agreement were suspended; and
     (ii) reinstate any of its obligations which were suspended.

(2) If Employee is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued by an appropriate regulatory agency, the obligations of the Employer under the Agreement shall terminate as of the effective date of the order, but earned or otherwise vested rights of Employee to compensation and to any benefits under Section 3 shall not be affected.

(3) All obligations under the Agreement may be terminated, except to the extent determined that continuation of the contract is necessary to operation of the Employer or its subsidiaries, by any appropriate supervisory agency if and when such agency determines that Employer or a subsidiary of Employer is in an unsafe or unsound condition. Any rights of the parties that have been already earned or otherwise vested, however, shall not be affected by such action, including the right of the Employee to receive the compensation and benefits set forth in Sections 4G and 4H of this Agreement.

G. Benefits Upon Other Termination by Employer or Upon Termination by Employee "For Cause." If this Agreement is terminated by the Employer other than for death, disability or retirement under Section 4A or other than for" cause" under Section 4B, or other than pursuant to regulatory requiremeri1 under
     Section 4F, or if Employee  terminates  this  Agreement  "For Cause"  under
     Section 4E, then following the Termination Date Employee shall be entitled to the following benefits:

(1) In lieu of any further salary payments, Employee shall receive severance payments equal to $75,000 annually for a period of two years from the Termination Date or for a period from the Termination Date until he, with the exercise of reasonable diligence, procures other employment, whichever period is shorter, payable at such times as provided in Section 3.

(2) In addition to other amounts payable to Employee under this Section, Employee shall be entitled to receive all other benefits in which he was vested or to which he was otherwise entitled under Section 3 and the plans and programs provided therein by reason of employment through the Termination Date, together with the contribution, on terms applicable to other executive officers, of other benefits under Section 3B for the remaining period described in subsection 4.G(1), above.

H. Benefits Upon Termination by Employee Following a "Change in Control". If this Agreement is terminated by Employee pursuant to Section 4D, then following the Termination Date, in lieu of any further salary payments, Employee shall receive severance payments equal to $75,000 annually for two years, payable at such times as provided in Section 3.

     In addition to other amounts payable to Employee under this section, Employee shall be entitled to receive all other benefits in which he was vested or to which he was otherwise entitled under Section 3 and the plans and programs provided therein by reason of employment through the Termination Date, together with the contribution, at no cost to Employee, of other benefits under Section 3B for the two-year term during which Employee is entitled to receive payments under this section, all subject to the limitations set forth in Section 5, below.

5. Limitations on Change in Control Compensation. In the event severance benefits under Subsections 4G or 4H, or any other payments or benefits received or to be received by Employee from the Employer (whether payable pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Employer or any corporation affiliated with Employer within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) constitute, in the opinion of tax counsel selected by the Employer's independent auditors and acceptable to Employee, "parachute payments" within the meaning of Section 28OG(b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to Employee by the Employer [or an Affiliate] and includable in Employee's gross income for federal income tax purposes for the five (5) calendar years preceding the year in which a change in ownership or control of Employer occurred ("Base Amount") such severance benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by Employee from Employer [or an Affiliate] that are deemed "parachute payments") is equal to 2.99 times the base amount, notwithstanding any other provision to the contrary in this Agreement. The severance benefits shall not be reduced if (i) Employee shall have effectively waived his receipt or enjoyment of any such payment or benefit which triggered the applicability of this Section, or (ii) in the opinion of tax counsel, the Severance Benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of
     Section 28OG(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 28OG (b)(4) of the Code, and such payments are deductible by the Employer. The Base Amount shall include every type and form of compensation includable in Employee's gross income in respect of his employment by Employer [or an Affiliate], except to the extent otherwise provided in temporary or final regulations promulgated under Section 28OG(b) of the Code. For purposes of this Section 5, a "change in ownership or control" shall have the meaning set forth in
     Section 28OG(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by Employer's independent auditors in accordance with the principles of Section 280G of the Code.

6. Binding Effect. This Agreement shall not be assignable by either party without the prior written consent of the other, except that if Employer or any of its subsidiaries shall merge, consolidate or liquidate with or into another corporation or business entity, or transfer substantially all of their assets to another corporation or business entity, or a majority of the outstanding stock of Employer or any subsidiary of the Employer is acquired by another corporation, business entity or person, then this Agreement shall be binding upon each such successor corporation, entity or person and obligations hereunder shall be expressly assumed by such successor corporation, entity or person.

7. Waiver of Breach. The waiver of Employer or Employee of the breach of any of the provisions of this Agreement by the other party shall not be deemed a waiver of any subsequent breach.

8. Non-Competition/Confidentialitv Provisions. Employee acknowledges that the development of personal contacts and relationships is an essential element of Employer's and Employer's affiliates' business, that Employer has invested considerable time and money in his development of such contacts and relationships, that Employer and its affiliates could suffer irreparable harm if he were to leave Employer's employment and solicit the business of customers of Employer or Employer's affiliates, and that it is reasonable to protect Employer against competitive activities by Employee.

     In recognition of the foregoing, Employee agrees that during the Employment Period and for a period of one (1) year thereafter he shall not, directly or indirectly, as an employee, officer, agent, director, partner, stockholder, advisor, consultant or otherwise, participate or engage in, manage, operate or control or be employed by any business (including, without limitation, commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies) which competes, directly or indirectly, with Employer or any affiliate of Employer. This restriction is intended to apply only to geographical areas in which Employer or Employer's affiliates have conducted business during the term of employment.

     Employee agrees that the non-competition provisions set forth herein are necessary for the protection of Employer and its affiliates and are reasonably limited as to (i) the scope of activities affected, (ii) their duration and geographic scope, and (iii) their effect on Employee and the public. In the event Employee violates the non-competition provisions set forth herein, Employer shall be entitled, in addition to its other legal remedies, to enjoin the employment of Employee with any such competing entity for the period set forth herein. If Employee violates this covenant and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

     Employee acknowledges that as a result of his employment with Employer or its affiliates Employee has access to confidential information concerning Employer's business, customers and services. Employee agrees that during the Employment Period and for a period of one (1) year following termination of employment, he will not, directly of indirectly, use, disclose or divulge to any person, agency, firm, corporation or other entity any confidential or proprietary information, including, without limitation, customer lists, reports, files, records or information of any kind pertaining to the business of Employer or any of its affiliates which Employee acquires or has access to during the Employment Period. Employee agrees that if he violates the covenants under this section, Employer shall be entitled to an accounting and repayments of all profits, compensation, commissions and other remuneration or benefits which the Employee has realized or may realize as the result of or in connection with any such violation. Employee further agrees that money damages may be difficult to ascertain in case of a breach of this covenant, and Employee therefore agrees that Employer or its affiliates shall be entitled to injunctive relief in addition to any other remedy to which Employer or its affiliates may be entitled.

9. Parties in Interest, Successors. Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and assigns, assuming assignment has been consented to, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge any other liability of any party hereto, nor shall any provision hereof give any person, other than the parties hereto, any right of subrogation against or action over against, any party, provided that this Agreement shall be binding upon and inure to the benefit of and be enforceable by Employee and his heirs, beneficiaries and personal representatives and Employer and any successor organizations .

10. Counterparts. This Agreement may be executed in several counterparts, all of which together will constitute the Agreement.

11. Governing Law. This Agreement and all questions arising in connection herewith shall be governed by the laws of the State of Wisconsin.

12.  Miscellaneous.

A. Entire Agreement. This Agreement constitutes the entire understanding of the parties concerning the subject matter hereof, and no changes or additions to this Agreement shall be effective unless in writing and properly executed by the parties.

B. Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions of this Agreement are determined to be invalid, the invalidity shall not impair the operation or effect of those portions of the Agreement which are valid.

C. Expenses. If legal proceedings are necessary to enforce or interpret this Agreement, or to recover damages for breach, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements of such proceedings, in addition to any other relief to which such prevailing party may be entitled. Notwithstanding the foregoing, in the event of legal proceedings to enforce or interpret this Agreement following a change in control, Employee shall be entitled to recover from Employer:

(1) reasonable attorneys' fees, costs and disbursements if Employee is the prevailing party; or

(2)  reasonable  attorneys'  fees,  costs  and  disbursements  of up to  $10,000 incurred in such proceedings regardless of whether Employee is the prevailing party. Recovery of attorneys' fees, costs and disbursements following a change in control shall be in addition to any other relief to which Employee is entitled.

D. Withholding. Employer shall be entitled to withhold from amounts to be paid to Employee under this Agreement any federal, state or local withholding or other taxes or charges which it is required to withhold. Employer shall be entitled to rely on an opinion of counsel as to the amount or requirement of any such withholding.

Signed as of the date first set forth above.

                                                    EMPLOYER:

                                                    FIRST BANKING CENTER, INC.,


                                                    By: /s/ Roman Borkovec

                                                    Chairman of the Board


                                                    EMPLOYEE:


                                                    /s/ Brantly Chappell

                                                    Brantly Chappell

                                                         EXHIBIT A

Insert Stock Option Plan and Stock Option Agreement in blank form.

                                                         EXHIBIT B

1. Directors' Compensation. While it is the intention of the parties that the Employee shall be elected to and serve as a member of the Board of Directors of Employer, he shall not be entitled to receive fees and benefits and participate in plans as are received and made available to other directors of Employer.

2. Relocation of Housing Expenses. Employer shall pay Employee's ordinary and customary moving expenses in connection with his relocation from Lake Mills, Wisconsin to Burlington, Wisconsin.

     Employer shall pay $500 per month for a maximum period of ten months for Employee's temporary housing in connection with his relocation.

     Employer shall reimburse Employee for commissions or fees paid to real estate brokers in connection with the sale of Employee's Lake Mills residence. Such reimbursable commissions or fees shall not exceed 5 % of the sales price of such residence.

3. Expense Reimbursement. Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and Employer shall promptly reimburse him for such expenses (including expenses incurred by Employee in using his automobile in the conduct of Employer's business), subject to providing documentation in accordance with Employer's policy.

4. Paid Vacation. Employer shall pay Employee for four weeks of vacation per year, commencing in 1998.

                        AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment to the Employment Agreement of October, 1997 between FIRST BANKING CENTER, INC. ("Employer") and BRANTLY CHAPPELL ("Employee") is made as of Nov 10, 1997 ("Amendment").

                                    RECITALS

A.   The  parties  entered  into  an  Employment   Agreement  dated  10/6,  1997
     ("Employment Agreement").

B. The parties desire to amend the Employment Agreement in accordance with the terms of this
     Amendment.

                                   AGREEMENTS

In consideration of the recitals and the mutual covenants contained herein and in the Employment Agreement, the parties agree as follows:

1.   Section  8.   Non-Competition/Confidentiality   Provisions  is  amended  as
     follows:

     The last sentence of the second paragraph reading as follows: "This restriction is intended to apply only to geographical areas in which Employer or Employer's affiliates have conducted business during the term of employment," is deleted in its entirety, and the following sentence is inserted in lieu thereof:

     "This restriction is intended to apply only to geographical areas in which Employer or Employer's affiliates conducted business at the commencement of the Employment Period."

2. All other provisions of the Employment Agreement remain in full force and effect.

Signed as of the date first set forth above.

                                                    EMPLOYER:
                                                    FIRST BANKING CENTER, INC.

                                                    By:  /s/ Roman Borkovec


                                                    EMPLOYEE:


                                                    /s/ Brantly Chappell
                                                    Brantly Chappell

Exhibit 10.4

                          SALARY CONTINUATION AGREEMENT

THIS AGREEMENT is made this 6th day October , 1997, between FIRST BANKING CENTER, INC., a Wisconsin banking corporation functioning as a bank holding company (the "Employer"), and BRANTLY CHAPPEL (the "Participant").

WHEREAS, the Participant is president and chief executive officer of the Employer and, as such, will materially contribute to Employer's success; and

WHEREAS, the Employer wishes to establish this Agreement for purposes of promoting in the Participant the strongest interest in the continued successful operation of Employer and increased efficiency in his work and to provide him benefits upon his retirement, death, disability or certain other termination of employment, in consideration of services to be performed after the date of this Agreement but prior to this retirement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.   Definitions.

A.   Administrative  Committee.   "Administrative   Committee"  shall  mean  the
     committee appointed pursuant to paragraph 4 of this Agreement.

B.   Age. "Age" shall mean the age of the Participant as of his last birthday.

C. Change in Control. "Change in Control" shall mean the first to occur of any of the following events: (a) any person or entity becomes, subsequent to the date of this Agreement, the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the then issued and outstanding voting stock of Employer (and, for the purposes hereof, a person will be considered to be a beneficial owner of such stock if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power, which includes the power to vote or to direct the voting of such stock, or investment power, which includes the power to dispose or to direct the disposition of such stock), (b) Employer merges or consolidates with or reorganizes with or into any other corporation or corporations other than its affiliates or engages in any other similar business combination or reorganization, or (c) Employer sells, assigns or transfers all or substantially all of its business and assets, in one or a series of related transactions, except any such sales to affiliates.

D. Disability. "Disability" shall mean, if the Participant is insured under a life insurance policy, the premiums for which are paid by Employer, and which policy contains a "waiver of premium" benefit, the definition of total disability contained in the insurance policy. If the Participant is not insured under such a life insurance policy, "Disability" shall have the meaning set out in paragraph 4.A. of Participant's Employment Agreement of October 6, 1997, which is incorporated herein by reference.

E. Discharge for Cause. "Discharge for Cause" shall mean the termination of the Participant's employment with Employer for the reasons stated in paragraph 4.B. of the Employment Agreement Oct 6 , 1997.

F. Normal Retirement Date. "Normal Retirement Date" shall mean the first of day of the month following the month in which Participant reaches age 65.

G. Termination of Employment. "Termination of Employment" shall mean the Participant's ceasing to be employed by Employer for any reason whatsoever, voluntary or involuntary, including by reason of death or disability.

2. Eligibility. The Participant is eligible for the benefits provided herein in accordance with the terms of this Agreement upon the execution hereof. The employment of the Participant shall not be deemed to be terminated by reason of an approved leave of absence granted in accordance with uniform rules applied in a non-discriminatory manner.

3.   Payment of Benefits.

A. Benefits Upon Normal Retirement. Upon Participant's Termination of Employment by reason of retirement on or after the Normal Retirement Date, Employer shall pay to the Participant, as compensation for services rendered prior to such date, the sum of Seventy Thousand Dollars ($70,000) per year payable in monthly installments of Five Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($5,833.33) each, commencing on the first day of the month coincident with or next following the date of Termination of Employment and continuing on the first day of each month thereafter for the remainder of Participant's life, but in any event until a minimum of one hundred eighty (180) total monthly payments are made to the Participant or the Participant's beneficiary pursuant to paragraph 3.D(2).

B. Benefits Upon Disability. Upon Participant's Termination of Employment prior to the Normal Retirement Date due to Disability, Employer shall pay to Participant, as compensation for services rendered prior to such Termination of Employment, a percentage of benefits otherwise payable upon Normal Retirement in accordance with the Vesting Schedule attached to this Agreement and designated as Exhibit A, following Normal Retirement Date in equal monthly installments. Payments under this paragraph 3.B. will commence at the time of Participant's Normal Retirement Date and continue monthly thereafter for the remainder of Participant's life, but in any event until a minimum of one hundred eighty (180) monthly payments are made to the Participant or the Participant's beneficiary pursuant to paragraph 3.D.(2).

C.   Other Termination of Employment.

(1) Voluntary Termination of Employment Prior to the Normal Retirement Date or Discharge for Cause at any Time. Upon a Participant's voluntary Termination of Employment prior to reaching the Normal Retirement Date, for reasons other than death or disability, or upon the Participant's Discharge for Cause or pursuant to Regulatory Order at any time, Employer shall not be obligated to pay any benefit to the Participant pursuant to this Agreement, and the Participant shall have no further right to receive any benefit hereunder.

(2) Involuntary Termination of Employment Prior to the Normal Retirement Date Other Than Because of Death, Disability, Discharge for Cause or Regulatory Order. Upon a Participant's involuntary Termination of Employment prior to reaching the Normal Retirement Date, for reasons other than death, disability, or discharge for cause attributable to Employer, or other than pursuant to regulatory action, Employer shall pay to the Participant, as compensation for services, a percentage of benefits otherwise payable upon Normal Retirement in accordance with the Vesting Schedule attached to this Agreement and designated as Exhibit A, commencing on the first day of the month coincident with or next following the Normal Retirement Date and continuing on the first day of each month thereafter for the remainder of Participant's life, but in any event until a minimum of one hundred eighty
     (180) total monthly payments are made to the Participant or to the Participant's beneficiary. For purposes of this subparagraph 3.C.(2), the Participant shall be deemed to have incurred an Involuntary Termination of Employment covered in this subparagraph if he quits employment "For Cause' as set forth in paragraph 4.E. of the Employment Agreement of Oct 6, 1997.

(3) Termination of Employment at or After a Change in Ownership or Control. If a Participant incurs a voluntary or involuntary Termination of Employment prior to reaching the Normal Retirement Date, for reasons other than death, disability or discharge for cause, or other than pursuant to regulatory action, but on or after the occurrence of a Change in Control, Employer shall pay to the Participant, as compensation for services rendered prior to such Termination of Employment, a percentage of benefits otherwise payable upon Normal Retirement in accordance with the vesting schedule attached to this Agreement and designated as Exhibit A, commencing on the first day of the month coincident with or next following the Participant's Normal Retirement Date and continuing on the first day of each month thereafter for the remainder of Participant's life, but in any event until a minimum of one hundred eighty (180) total monthly payments are made to the Participant or the Participant's beneficiary pursuant to paragraph 3.D.(2).

D.   Survivorship Benefits.

(1) Prior to Commencement of Normal Retirement Benefits. If a Participant dies while in the service of Employer or after a Termination of Employment due to Disability and while Disabled, but prior to commencement of any benefit payments under this Agreement, Employer shall pay to the Participant's beneficiary survivor's benefits consisting of the applicable percentage of survivor's benefits (as defined in the following sentence) in accordance with the Vesting Schedule attached to this Agreement and designated as Exhibit A. Survivor's benefits shall be a percentage thus determined of one hundred eighty (180) equal monthly installments of Five Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($5,833.33) commencing on the first day of the month after the Participant's death and continuing on the first day of each month thereafter until all such payments are completed. In the event a beneficiary dies before receiving all the survivor's benefit payments, any remaining payments shall be paid to the legal representative of the beneficiary's estate. Payment of the survivor's benefit shall relieve Employer of the obligation to pay any other benefit which the Participant would have otherwise received under the terms of this Agreement.

(2) After Commencement of Benefits. If a Participant dies after any benefit payments have commenced, but prior to receiving all of the scheduled minimum number of monthly payments, Employer shall pay the remaining monthly payments to the Participant's beneficiary. In the event a beneficiary dies before receiving all the remaining payments, the then remaining payments shall be paid to the legal representative of the beneficiary's estate.

E. Recipients of Payment: Designation of Beneficiary. All payments to be made by Employer shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under this Agreement shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with Employer in such form as Employer may prescribe. The Participant may revoke or modify said designation at any time by a further written designation. The Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the beneficiary or, if the beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time any benefits payable under this Agreement shall become due, the beneficiary shall be the spouse of the Participant, and if no spouse is then living, the legal representative of the Participant's estate.

4. Administration and Interpretation of this Agreement. The Board of Directors shall administer and interpret this Agreement. Interpretation by the Board shall be final and binding upon a Participant. The Board may adopt rules and regulations relating to this Agreement as it may deem necessary or advisable for the administration thereof.

5. Claims Procedure. If the Participant or the Participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under this Agreement for any reason, he or she may file a claim with the Administrative Committee. The Administrative Committee shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative Committee prior to the end of the sixty (60) day period stating that special circumstances require an extension of the time for decision. The notice of the Administrative Committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information:

A.   The specific reasons for denial;

B. Specific references to pertinent provisions of the Agreement on which the denial is based; and

C. If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary and an explanation of the claims review procedure.

6.   Review Procedure.

A. A Claimant is entitled to request a review of any denial of his claim by the Administrative Committee. The request for review must be submitted in writing within sixty (60) days of mailing of notice of the denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied. The claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

B. If the request for review by a Claimant concerns the interpretation and application of the provisions of the Agreement and Employer's obligations, then the review shall be conducted by a separate committee consisting of three (3) persons designated or appointed by the Administrative Committee. The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing), the committee may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the separate committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of this Agreement.

7. Life Insurance and Funding. Employer, in its discretion, may apply for and procure as owner and for its own benefit, insurance on the life of the Participant, in such amounts and in such forms as Employer may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of Employer he shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom Employer has applied for insurance.

     The rights of the Participant, or his beneficiary or estate, to benefits under the Agreement shall be solely those of an unsecured creditor of Employer. Any insurance policy or other assets acquired by or held by Employer in connection with the liabilities assumed by it pursuant to the Agreement shall not be deemed to be held under any trust for the benefit of the Participant, his beneficiary or his estate, or to be security for the performance of the obligations of Employer but shall be, and remain, a general, unpledged and unrestricted asset of Employer.

     If this Agreement is funded through insurance on the life of the Participant, then in the event of such Participant's death during the first two (2) years after the effective date of this Agreement, and if such Participant's death was a result of suicide or if such Participant made any material misstatement or failed to make a material disclosure of information in any documentation which the Participant is requested to complete in connection with this Agreement, then no survivorship benefits under the terms of this Agreement will be payable, unless and to the extent that the Board of Directors of Employer, in their absolute discretion, may otherwise determine.

8. Assignment of Benefits. Neither the Participant nor any other beneficiary under the Plan shall have any right to assign the right to receive any benefits hereunder, and in the event of any attempted assignment or transfer, Employer shall have no further liability hereunder.

9. Emplovment Agreement. This Agreement is intended to supplement the Employment Agreement of Oct 6, 1997 between the parties and no provision herein shall be construed to amend or rescind any of the provisions of that Agreement, which remains in full force and effect, except only as there may be written amendments thereto.

10.  Taxes.   Employer  shall  deduct  from  all  payments  made  hereunder  all applicable federal or state taxes required by law to be withheld from such payments.

11. Amendment and Termination. The Board of Directors may, at any time, amend or terminate this Agreement, provided that the Board may not reduce or modify any benefit in pay status to a Participant or beneficiary hereunder or any benefit that would become payable hereunder if the Participant were to have died or were to have been involuntarily terminated under paragraph 3.D.(2) hereof on the day prior to such action by the Board, without the prior written consent of the Participant.

     Employer is entering into this Agreement upon the assumption that certain existing tax laws will continue in effect in substantially their current form. In the event of any changes in federal law relating to and allowing the tax-free accumulation of earnings within a life insurance policy, the income tax-free payment of proceeds from life insurance policies or any other law which would result in a material adverse impact upon Employer's ability to perform its obligations under this Agreement, Employer shall have the option to terminate or modify this Agreement subject to the protection afforded Participant in the preceding paragraph above.

12. Construction. This Agreement shall be construed according to the laws of the State of Wisconsin.

13. Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to Employer shall be made in writing and in such form as Employer shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage prepaid, and addressed to Employer at 400 Milwaukee Avenue, Burlington, Wisconsin 53105.

14. Captions. The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

15. Severability. The invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Employer and the Participant, and each of their successors, heirs, personal representatives and permitted assigns. No sale of substantially all of Employer's assets shall be made without the buyer expressly assuming the obligation of this Agreement. Employer further agrees that it will not be a party to any merger, consolidation or reorganization unless and until its obligations hereunder are expressly assumed by the successor or successors.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

                                                    FIRST BANKING CENTER, INC.


                                                    By:  /s/ Roman Borkovec
                                                           Chairman of the Board

                                                    Attest:_____________________
                                                              Secretary


                                                   /s/ Brantly Chappell
                                                   Brantly Chappell, Participant

                                    EXHIBIT A

                                VESTING SCHEDULE

Benefits pursuant to Section 3.B. (Benefits Upon Disability), Section 3.C.(2) (Involuntary Termination Other Than Because of Death, Disability, Discharge for Cause or Regulatory Action, or Termination for Cause by Participant), Section 3.C.(3) (Termination After Change in Control), and Section 3.D (Survivorship Benefits) shall be determined according to the following vesting schedule:

Years of Service                                     Vested Percentage
  less than 5                                               0%
      5                                                    50%
      6                                                    60%
      7                                                    70%
      8                                                    80%
      9                                                    90%
  10 and more                                             100%